                                                                  EXHIBIT (d)(5)


                      [On Pilgrim Equity Trust Letterhead]



Michael J. Roland
Senior Vice President
ING Pilgrim Investments, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ  85258-2034


                                                                November 2, 2001


      Pursuant to Section 1 of the Investment Management Agreement dated September 1, 2000 between Pilgrim Equity Trust and ING Pilgrim Investments, LLC (the "Agreement"), we hereby notify you of our intention to retain you as Manager to render investment advisory services to Pilgrim Biotechnology Fund, ING MidCap Value Fund and ING SmallCap Value Fund (the "Funds"), each a newly established series of Pilgrim Equity Trust, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Funds to Schedule A of the Agreement. An amended and restated Schedule A, with the annual investment management fees indicated for the Series, is attached hereto.

      Please signify your acceptance to act as Manager under the Agreement with respect to ING MidCap Value Fund, ING SmallCap Value Fund, and Pilgrim Biotechnology Fund by signing below.

                                          Very Sincerely,



                                          Robert S. Naka
                                          Senior Vice President
                                          Pilgrim Equity Trust

ACCEPTED AND AGREED TO
ING Pilgrim Investments, LLC


By___________________________
      Michael J. Roland
      Senior Vice President

                                   SCHEDULE A

                               WITH RESPECT TO THE

                         INVESTMENT MANAGEMENT AGREEMENT
                               (SEPTEMBER 1, 2000)

                                     BETWEEN

                              PILGRIM EQUITY TRUST

                                       AND

                          ING PILGRIM INVESTMENTS, LLC

                           EFFECTIVE NOVEMBER 2, 2001


SERIES                                    ANNUAL INVESTMENT MANAGEMENT FEE
------                                    --------------------------------
Pilgrim MidCap Opportunities Fund                                          1.00%

Pilgrim Biotechnology Fund*               Percentage Point Difference     0.625%
                                          Between Pilgrim Biotechnology
                                          Fund and NASDAQ Biotech
                                          Index

ING MidCap Value Fund*                                                     1.00%

ING SmallCap Value Fund*                                                   1.00%


--------
* This Schedule A will be effective with respect to each of these Funds upon the effective date of the initial Registration Statement with respect to each respective Fund.